UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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infoUSA Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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infoUSA INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 7, 2007
TO THE STOCKHOLDERS:
      NOTICE IS HEREBY GIVEN that the 2007 Annual Meeting of Stockholders (the “Annual Meeting”) of infoUSA Inc., a Delaware corporation (the “Company”), will be held on June 7, 2007, at 4:00 p.m. local time, at the Company’s facility located at 11785 Beltsville Drive, Calverton, Maryland 20705, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1. To elect three directors to the Board of Directors for a term of three years;

2. To approve the infoUSA Inc. 2007 Omnibus Incentive Plan;

3. To ratify the selection of KPMG LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2007; and

4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.
      Only stockholders of record at the close of business on April 13, 2007 are entitled to receive notice of and to vote at the Annual Meeting.
      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope included for that purpose. Stockholders attending the Annual Meeting may vote in person even if they have previously returned a proxy.

Sincerely,

John H. Longwell
Secretary
Omaha, Nebraska
April 27, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
BOARD COMPENSATION
OUTSTANDING DIRECTOR EQUITY AWARDS AT FISCAL YEAR-END
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP
CERTAIN TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL TWO APPROVAL OF THE infoUSA Inc. 2007 OMNIBUS INCENTIVE PLAN
PROPOSAL THREE RATIFICATION OF SELECTION OF AUDITORS
AUDIT COMMITTEE REPORT
OTHER MATTERS
APPENDIX A infoUSA INC. 2007 OMNIBUS INCENTIVE PLAN
APPENDIX B infoUSA Inc. AUDIT COMMITTEE AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

infoUSA INC.

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
General
      The enclosed proxy is solicited on behalf of infoUSA Inc., a Delaware corporation (the “Company”), for use at its 2007 Annual Meeting of Stockholders to be held on June 7, 2007, at 4:00 p.m., local time, or at any adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s facility located at 11785 Beltsville Drive, Calverton, Maryland 20705. The Company’s principal executive offices are located at 5711 South 86th Circle, Omaha, Nebraska 68127. The Company’s telephone number is (402) 593-4500.
      These proxy solicitation materials are being mailed on or about May 4, 2007, to all stockholders entitled to vote at the Annual Meeting. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, including audited financial statements, is being mailed to stockholders concurrently with this Proxy Statement.
Record Date; Outstanding Shares
      Stockholders of record at the close of business on April 13, 2007 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. On the Record Date, 55,551,379 shares of the Company’s common stock, $.0025 par value per share, were issued and outstanding. For information regarding beneficial ownership of the Company’s common stock by directors, executive officers and holders of more than five percent of the outstanding common stock, see “Security Ownership.”
Proxies; Revocability of Proxies
      The persons named as the proxy holders, Fred Vakili and Stormy L. Dean (the “proxy holders”), were selected by the Company’s Board of Directors (the “Board of Directors”) and are the Company’s officers. All properly executed proxies returned in time to be counted at the Annual Meeting will be voted. All proxies will be voted in accordance with the stockholders’ instructions, and if no choice is specified, the proxy holders will vote the proxies received by them (i) in favor of the nominees named in this Proxy Statement, (ii) in favor of the infoUSA Inc. 2007 Omnibus Incentive Plan and (iii) in favor of ratification of the selection of KPMG LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2007. The proxy holders are authorized to vote, in their discretion, with respect to such other matters as may be properly brought before the Annual Meeting or any adjournment thereof.
      Proxies given pursuant to this solicitation may be revoked at any time before they are voted at the Annual Meeting or any adjournment thereof by delivering written notice of revocation to the Secretary of the Company or by executing a later dated proxy. Stockholders may also revoke such proxies by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. See also the “How to Vote” section of this Proxy Statement.

Voting and Solicitation
      The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business. Every holder of record of common stock on the Record Date is entitled, for each share held, to one vote on each proposal or item that comes before the Annual Meeting. In the election of directors, each stockholder will be entitled to vote for three nominees and, if a quorum is present at the Annual Meeting, the three nominees with the greatest number of votes will be elected. If a quorum is present at the Annual Meeting, an affirmative vote of a majority of the shares represented at the Annual Meeting in person or by proxy and entitled to vote would be required for the (i) approval of the infoUSA Inc. 2007 Omnibus Incentive Plan and (ii) ratification of the selection of KPMG LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2007.
      The election inspectors will treat abstentions as shares that are present and entitled to vote for the purposes of determining whether a quorum is present. With respect to the election of directors (elected by a plurality of the votes), abstentions will not be taken into account in determining the outcome of the election. With respect to other matters being considered, abstentions will have the same effect as negative votes. If a broker indicates on the proxy card that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter and will not be taken into account in determining the outcome of the votes on that matter.
      This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers, or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for their services. The Company will bear the entire cost of solicitation of proxies, including the fees and expenses payable to its professional proxy solicitor, which are described below, and the preparation, assembly, printing and mailing of this Proxy Statement, the Notice of the Annual Meeting, the enclosed proxy card and any additional information furnished to stockholders.
      The Company has engaged the services of MacKenzie Partners, Inc. to solicit proxies and to assist in the distribution of proxy materials. In connection with its retention by the Company, MacKenzie Partners, Inc. has agreed to provide consulting and analytic services and to assist in the solicitation of proxies. The Company has agreed to pay MacKenzie Partners, Inc. for its services a fee not to exceed $12,500 plus reimbursement of reasonable out-of-pocket expenses.
      Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of the Company’s common stock for their costs of forwarding solicitation materials to the beneficial owners.
Deadlines for Receipt of Stockholder Proposals
      The proxy rules of the Securities and Exchange Commission (the “SEC”) permit stockholders, after timely notice to a company, to present proposals for stockholder action in a company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action and are not properly omitted by corporate action in accordance with the proxy rules. Stockholder proposals that are intended to be presented at the Company’s 2008 Annual Meeting of Stockholders must be received by the Company no later than January 5, 2007 to be included in the proxy statement and form of proxy for that meeting. Any such proposal received after that date will be considered untimely and may be excluded from the Company’s proxy materials.
      The Company’s Bylaws provide that certain requirements be met for business to properly come before the stockholders at the Annual Meeting. Among other things, stockholders intending to bring business before the Annual Meeting must provide written notice of such intent to the Secretary of the Company. Such notice must be received by the Company no later than the close of business on the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure of the same was made. The chairman of the Annual Meeting will declare that any business introduced at the Annual Meeting that did not comply with the advance notice requirement described in the preceding sentence was not properly brought before the Annual Meeting and shall not be transacted. Stockholders desiring to bring matters for action at an annual meeting should contact the Company’s Secretary for a copy of the relevant requirements.
      Additionally, any stockholder intending to nominate candidates for Board membership must send written notice of such nomination to the Secretary of the Company at least 30 but no more than 60 days prior to the Annual Meeting, with the submitting stockholder’s name, address and stockholdings and pertinent information about the proposed nominee similar to that set forth for nominees named herein. If less than 40 days’ notice of public disclosure of the date of the Annual Meeting is given or made, such stockholder notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
How to Vote
      Even if you plan to attend the Annual Meeting you are encouraged to vote by proxy. You may vote by proxy in one of the following ways:

•	by Internet at the address listed on the proxy card;

•	by telephone using the toll-free number listed on the proxy card; and

•	by returning the enclosed proxy card (signed and dated) in the envelope provided.
      If you vote by the Internet or telephone, your electronic vote authorizes the named proxy holders in the same manner as if you signed, dated and returned your proxy card. If you vote by the Internet or telephone, do not return your proxy card.
      You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the Annual Meeting or by giving written notice of revocation to the Secretary. If you voted by the Internet or telephone you may also change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the Annual Meeting. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

PROPOSAL ONE
ELECTION OF DIRECTORS
General
      The Board of Directors presently consists of eight directors and is divided into three classes with the term of office of one class expiring each year. The Company presently has two classes of three directors each and one class of two directors. The terms of office of Bill L. Fairfield, Anshoo S. Gupta and Elliot S. Kaplan expire at this year’s Annual Meeting. The terms of office of Bernard W. Reznicek and Dennis P. Walker expire at the 2008 Annual Meeting. The terms of office of Vinod Gupta, Dr. George F. Haddix and Dr. Vasant H. Raval expire at the 2009 Annual Meeting.
      The Company is proposing that the stockholders re-elect the three directors whose terms expire this year (Bill L. Fairfield, Anshoo S. Gupta and Elliot S. Kaplan), for terms expiring at the 2010 Annual Meeting.
Vote Required
      The three nominees receiving the highest number of affirmative votes of the shares represented at the Annual Meeting in person or by proxy and entitled to vote will be elected to the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of directors to be elected.
      Unless otherwise instructed, the proxy holders will vote the proxies received for the Company’s three nominees named below. If any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director.
THE BOARD OF DIRECTORS RECOMMENDS THAT
STOCKHOLDERS VOTE “FOR” EACH NOMINEE LISTED BELOW
Nominees for Election at the Annual Meeting
      The names of the Company’s nominees, and certain information about them, are set forth below:

			Director	Nominated for
Name of Nominee	Age	Position/Principal Occupation	Since	Term Expiring
Bill L. Fairfield(1)(2)	60	Director; Chairman of DreamField Capital Ventures, LLC	2005	2010
Anshoo S. Gupta(2)(3)(4)	60	Director; President of JAG Operations, L.L.C.	2005	2010
Elliot S. Kaplan	70	Director; Senior Partner in law firm of Robins, Kaplan, Miller & Ciresi L.L.P.	1988	2010

(1)	Member of the Nominating and Corporate Governance Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Compensation Committee.

(4)	Anshoo S. Gupta is not related to Vinod Gupta.

      Bill L. Fairfield has served as a director of the Company since November 2005. He is currently the Chairman of DreamField Capital Ventures, LLC, a company focused on economic development of the Mid-Plains region through management services and venture capital assistance. Mr. Fairfield currently serves on the Board of Directors of The Buckle, Inc., a retailer of casual apparel, footwear and accessories for young men and women based in Kearney, Nebraska. From 2002 to 2004, Mr. Fairfield was the Executive Vice President of Sitel Corporation, a global provider of outsourced customer support services based in Omaha, Nebraska, and from 1991 to 2000, Mr. Fairfield was President and Chief Executive Officer of Inacom Corp., an Omaha-based technology management services company. Prior to 1991 Mr. Fairfield was CEO of Valcom, the predecessor company to Inacom Corp. Mr. Fairfield holds a B.S. degree in Industrial Engineering from Bradley University and an MBA from the Harvard Graduate School of Business.
      Anshoo S. Gupta has served as a director of the Company since April 2005. He is currently the President of JAG Operations, L.L.C., a management consulting company which he founded in 2003. Mr. Gupta was President of Production Systems Group at Xerox Corporation, a technology and services enterprise based in Stamford, Connecticut, from 1999 to 2002. From 1969 through 1998, Mr. Gupta held a series of financial, marketing, strategic planning, and general management positions at Xerox. Mr. Gupta also serves on the Advisory Board of the Indian Institute of Technology, Kharagpur, India. Mr. Gupta holds a B.S. in Electrical Engineering from the Indian Institute of Technology, Kharagpur, India and an M.S.E.E. and an M.B.A. from the University of Rochester, New York.
      Elliot S. Kaplan has served as a director of the Company since May 1988. He is a name partner and former Chairman of the Executive Board of the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. and has practiced law continuously with that firm since 1961. Mr. Kaplan is also a director and officer of Best Buy Co., Inc. Mr. Kaplan is Vice-Chair of the University of Minnesota Foundation, Chairman of the Board of Directors of the Bank of Naples, and a director of the Minnesota Historical Society. Mr. Kaplan holds a B.A. in Business Administration and a J.D. from the University of Minnesota.
Incumbent Directors Whose Terms of Office Continue after the Annual Meeting
      The names and certain other information about the directors whose terms of office continue after the Annual Meeting are set forth below:

Name of Director	Age	Position/Principal Occupation	Since	Expires
Bernard W. Reznicek(1)(2)(3)	70	Director; President and Chief Executive Officer, Premier Enterprises	2006	2008
Dennis P. Walker(2)	61	Director; President and Chief Executive Officer of Jet Linx Aviation	2003	2008
Vinod Gupta	60	Chairman of the Board and Chief Executive Officer of the Company	1972	2009
Dr. George F. Haddix(1)	68	Director; Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE, INC.	1995	2009
Dr. Vasant H. Raval(3)	67	Director; Professor, Department of Accounting, at Creighton University	2002	2009

(1)	Member of the Nominating and Corporate Governance Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

      Bernard W. Reznicek has served as a director of the Company since March 2006. Mr. Reznicek is currently President and Chief Executive Officer of Premier Enterprises Inc., a consulting, investment, and real estate development company. Mr. Reznicek was National Director-Special Markets, of Central States Indemnity Company, a specialty insurance company that is a member of the Berkshire Hathaway Insurance Group, from January 1997 until January 2003. Mr. Reznicek served as Dean of the College of Business of Creighton University in Omaha, Nebraska from July 1994 until January 1997 and served as Chairman and Chief Executive Officer of Boston Edison, a utility company, from September 1987 to July 1994. Mr. Reznicek serves as the Chairman of the Board of Directors of CSG Systems International, Inc. and is a director of Pulte Homes, Inc. Mr. Reznicek holds a B.S. in Business Administration from Creighton University and an M.B.A. from the University of Nebraska.
      Dennis P. Walker has served as a director of the Company since February 2003. Mr. Walker has been President and Chief Executive Officer of Jet Linx Aviation, a corporate jet fractional ownership company, since May 1999. From 1988 to 2002, he was Executive Vice President of Memberworks, Inc., a consumer services direct marketing company which he co-founded. Mr. Walker has also held senior level marketing positions with First Data Resources and IBM. Mr. Walker holds a B.A. from the University of Nebraska.
      Vinod Gupta founded the Company in February 1972 and has been Chairman of the Board of Directors since its incorporation. Mr. Gupta served as Chief Executive Officer of the Company from the time of its incorporation in 1972 until September 1997 and since August 1998. Mr. Gupta holds a B.S. in Engineering from the Indian Institute of Technology, Kharagpur, India, and an M.S. in Engineering and an M.B.A. from the University of Nebraska. Mr. Gupta also was awarded an Honorary Doctorate from the Monterey Institute of International Studies, an Honorary Doctorate from the University of Nebraska and an Honorary Doctorate from the Indian Institute of Technology. Mr. Gupta was nominated and confirmed to be the United States Consul General to Bermuda. Then, the President nominated him to be the United States Ambassador to Fiji. Due to business commitments, he withdrew his name from consideration. He was appointed by President Clinton to serve as a Trustee of the Kennedy Center for Performing Arts in Washington, D.C. Mr. Gupta is also a director of a mutual fund in the Everest mutual fund family.
      Dr. George F. Haddix has served as a director of the Company since March 1995. Dr. Haddix is Chairman and Chief Executive Officer of PKW Holdings, Inc. and PKWARE, INC., computer software companies headquartered in Milwaukee, Wisconsin. From November 1994 to December 1997, Dr. Haddix served as President of CSG Holdings, Inc. and CSG Systems International, Inc., companies providing software and information services to the communications industry. Dr. Haddix holds a B.A. from the University of Nebraska, an M.A. from Creighton University and a Ph.D. from Iowa State University, all in Mathematics.
      Dr. Vasant H. Raval has served as a director of the Company since October 2002. Dr. Raval is a Professor in the Department of Accounting at Creighton University and was the Chair of the department from July 2001 to June 2006. He joined the Creighton University faculty in 1981 and has served as Professor of Accounting and Associate Dean and Director of Graduate Programs at the College of Business Administration. Dr. Raval is a director of Syntel Inc., an electronic business solutions provider based in Troy, Michigan. Dr. Raval holds a Bachelor of Commerce degree from the University of Bombay, an M.B.A. from Indiana State University, and a Doctor of Business Administration degree from Indiana University.
Board Meetings and Committees
      The Board of Directors of the Company met 10 times during 2006, including six telephonic meetings. In addition, the Board of Directors acted once by written consent during 2006. Our independent directors have the opportunity to meet in an executive session following each regularly scheduled Board meeting. During 2006, our independent directors held 11 executive sessions in which only the independent directors participated.

      The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, the duties and activities of which are described below. The Board of Directors has determined that each member of the Board and each nominee for election to the Board, other than Vinod Gupta, is independent, as defined by the rules of the National Association of Securities Dealers (“NASD”) for companies listed on the Nasdaq Global Select Market.
      The Audit Committee currently consists of Dr. Vasant H. Raval (Chair), Bill L. Fairfield, Anshoo S. Gupta and Bernard W. Reznicek. The Audit Committee met eight times during 2006, including two telephonic meetings. Among other duties, the Audit Committee selects the Company’s independent auditors, reviews and evaluates significant matters relating to the audit and internal controls of the Company, reviews the scope and results of audits by, and the recommendations of, the Company’s independent auditors, and pre-approves all audit and permissible non-audit services provided by the auditors. Before the Company’s independent accountant is engaged by the Company to render audit or non-audit services, the engagement is approved by the Audit Committee. The Audit Committee Charter is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” A report of the Audit Committee is also contained in this Proxy Statement. Each member of the Audit Committee is independent, as independence for audit committee members is defined by the rules of the NASD, and otherwise satisfies the NASD’s requirements for audit committee membership. The Board of Directors has determined that Dr. Raval and Mr. Anshoo Gupta are “audit committee financial experts” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K.
      The Compensation Committee, which currently consists of directors Bernard W. Reznicek (Chair), Anshoo S. Gupta and Dennis P. Walker, met six times during 2006, including two telephonic meetings. The Compensation Committee has been delegated the duties of establishing the compensation of the Company’s executive officers and administering existing and future stock and option plans of the Company, including the Company’s 1997 Stock Option Plan. The details of determining the compensation of its executive officers are described in the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Committee Charter is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” Each member of the Compensation Committee is independent, as defined by the rules of the NASD.
      The Nominating and Corporate Governance Committee, which currently consists of Bill L. Fairfield (Chair), Dr. George F. Haddix and Bernard W. Reznicek, met seven times during 2006, including three telephonic meetings. The Nominating and Corporate Governance Committee identifies and recommends to the Board of Directors qualified director candidates, makes recommendations to the Board of Directors regarding Board committee membership, establishes, implements, and monitors practices and processes regarding corporate governance matters, and makes recommendations regarding management succession planning. The Nominating and Corporate Governance Committee Charter is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” Each member of the Nominating and Corporate Governance Committee is independent, as defined by the rules of the NASD.
      The Nominating and Corporate Governance Committee identifies director candidates primarily by considering recommendations made by directors, management and stockholders. The Nominating and Corporate Governance Committee also has the authority to retain third parties to identify and evaluate director candidates and to approve any associated fees or expenses. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The criteria applied by the Nominating and Corporate Governance Committee in the selection of director candidates is the same whether the candidate was recommended by a Board member, an executive officer, a stockholder, or a third party, and accordingly, the Board has not deemed it necessary to adopt a formal policy regarding consideration of candidates recommended by stockholders. Director candidates are evaluated on the basis of a number of factors, including the candidate’s background, skills, judgment, diversity, industry experience applicable to the Company’s business, experience with companies of comparable complexity and size, the interplay of the candidate’s experience with the experience of other Board members, the candidate’s independence or lack of independence, and the candidate’s qualifications for committee membership. The Nominating and Corporate Governance Committee does not assign any particular weighting or priority to any of these factors, and considers each director candidate in the context of the current needs of the Board as a whole. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has selected Bill L. Fairfield, Anshoo S. Gupta and Elliot S. Kaplan as nominees for election as directors at the Annual Meeting. Messrs. Fairfield, Gupta and Kaplan are incumbent directors.
Attendance at Board Meetings and Annual Meeting
      All of the directors of the Company attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which they served at that time, except for Mr. Walker who attended 61% of such meetings. Two directors attended the 2006 Annual Meeting of Stockholders.
Board Contact Information
      If you would like to contact the Board of Directors or any committee of the Board of Directors, you can write to the Company, c/o Secretary, 5711 South 86th Circle, Omaha, Nebraska 68127. All communications will be compiled by the Secretary of the Company and submitted to the Board or the applicable committee or director on a periodic basis.
Code of Business Conduct and Ethics
      The Company has adopted a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including its principal executive officer, principal financial officer, and principal accounting officer. The Code of Business Conduct and Ethics is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.”
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
      This discussion should be read in conjunction with the tables and related discussion in beginning on page 15 of this Proxy Statement.
      Our Compensation Discussion and Analysis addresses our philosophy regarding executive compensation, how we determine executive compensation, including a discussion of each of its components, and our compensation decisions for fiscal year 2006 and, as appropriate, their impact on compensation programs in 2007.
      In this section, the terms, “we,” “our,” and “us,” refer to the Company.

Our Executive Compensation Philosophy
      We believe that it is in the best interest of the Company and its stockholders to employ talented, committed, high-performing leaders who can sustain and improve the Company’s performance. We believe that executive compensation must serve to:

•	attract and retain top executives;

•	motivate executives to perform at their highest potential;

•	reward executives for meeting financial and strategic business goals and objectives;

•	reinforce a sense of teamwork through common objectives and shared rewards for performance; and

•	align the interests of executives and stockholders.
      We believe that the executive officers named in the Summary Compensation Table on page 15 of this Proxy Statement (“named executive officers” or “NEOs”) and our other executive officers are vital to the success of our business. Our NEOs have been with the Company, on average, for nearly 22 years. Senior executives who know the Company and its culture, who have industry knowledge and operational experience, and who have a track record of success are extremely valuable. Such individuals are attractive to competitors. As a result, these executives have many other opportunities. The cost of replacing these executives is high. It is therefore key to our long-term success that we set compensation effectively.
      We also believe in structuring executive compensation in a way that minimizes associated costs, including tax, accounting expense and potential stockholder dilution.

How We Determine Executive Compensation
      Executive compensation is determined by the Compensation Committee of the Board of Directors. The Compensation Committee meets quarterly to consider issues relating to executive compensation. It draws on internal and external resources to provide necessary information and recommendations, as appropriate. Each year, the Compensation Committee reviews its charter to ensure that it remains consistent with stockholder interests and principles of good corporate governance.
      The Compensation Committee has from time to time retained consultants to aid it in its duties. In 2006, the Compensation Committee considered information provided by Mercer Human Resource Consulting (“Mercer”) and Pearl Meyer & Partners (“Pearl Meyer”). The Compensation Committee retained Mercer to provide market information and guidance regarding typical practices for severance and change-in-control protections for key executives. Pearl Meyer has been retained to conduct a review of the compensation of our Chief Executive Officer for 2007. The results of the study are being used in establishing the total compensation program for our Chief Executive Officer, as well as in refining our compensation strategy and setting executive officer compensation in general. This process is expected to be completed by the Compensation Committee in 2007. In determining compensation of executive officers other than the Chief Executive Officer, the Compensation Committee also seeks recommendations from the Chief Executive Officer.

Consideration of Objective and Subjective Factors
      We believe that it is appropriate to take a holistic view of each executive officer’s total compensation opportunity, reviewed annually on a prospective basis, and that compensation should be awarded based on consideration of both objective and subjective factors.
      A significant portion of each executive officer’s total compensation opportunity should be performance-based, reflecting both upside potential and downside risk, with higher proportions of at-risk compensation for the most senior executives. Therefore, each executive officer’s compensation is, to a significant extent, contingent upon the achievement of specific pre-determined corporate objectives.
      However, the value of an executive’s performance cannot be measured solely by reference to objective performance indicators, and a strictly formulaic approach would not provide the flexibility we need to make compensation decisions. Therefore, we retain discretion to adjust compensation based on particular facts and circumstances.

Elements of Executive Compensation
      Each NEO’s annual total compensation is composed of a mix of compensation elements, consisting of base salary, annual performance-based cash incentive and, in some instances, longer-term equity incentives and certain personal benefits and perquisites. We expect that this mix can and should change from time to time as our needs and objectives, and external market circumstances, change. The Compensation Committee reviews the combined value of all of the elements of compensation awarded in previous years when considering proposed compensation for the current year.
      When determining the proportion of total compensation that each element represents, the Compensation Committee, in the exercise of its business judgment, reviews current market practices and industry trends. Within the performance-based compensation category, the Compensation Committee seeks to focus the efforts of the NEOs on company goals related to continued growth and increasing stockholder value. In addition, the Compensation Committee considers the NEOs’ perceived value of the various elements of compensation and seeks input from the Chief Executive Officer (but only with respect to compensation for other NEOs) and its independent compensation consultants.

Market Comparisons and Peer Group Selection
      It is critical to our long-term performance to offer our executive officers compensation opportunities that are competitive with those available to them in equivalent positions in our industry or at other publicly traded or similarly situated companies. The Compensation Committee considers publicly-available information concerning executive compensation levels paid by other companies in our industry and in relevant labor markets. As compared to the companies in our peer group, we have historically made a relatively high percentage of each executive officer’s compensation contingent upon achievement of performance goals.
      In 2006, with the assistance of Pearl Meyer, the Compensation Committee referred to the following peer group of publicly-traded companies in the information collection and distribution industry for benchmarking executive compensation in fiscal year 2007:

•	aQuantive, Inc.

•	Choice Point, Inc.

•	CoStar Group, Inc.

•	Digitas Inc.

•	FactSet Research Systems, Inc.

•	Fair Isaac Corporation

•	First Advantage Corporation

•	Gartner, inc.

•	Harte-Hanks, Inc.

•	Move, Inc. (formerly Homestore)

•	Infospace, Inc.

•	ProQuest Company

•	Jack Henery & Associates

•	MIVA, Inc.

•	R H Donnelly Corporation

•	Salesforce.com

•	webMethods, Inc.

Executive Compensation for Fiscal Year 2006
      For the fiscal year ended December 31, 2006, the principal components of compensation for the NEOs were: base salary; performance-based cash incentive award and discretionary cash bonus; and other personal benefits and perquisites.
      Although stock options have been granted in prior years, more recently the Compensation Committee has focused on cash compensation and has deemphasized equity-based compensation programs. The Compensation Committee determined that, in general, the grants of stock options had not adequately rewarded executives for their performance. No stock option grants or other equity awards were made in fiscal year 2006. Overall, the base salaries and cash bonuses for our executive officers tend to be higher than the cash compensation of officers at similar companies, and the equity-based component tends to be less, to achieve a balance that provides a competitive overall compensation package.

Base Salary
      Base salaries for each of our executive officers, including the Chief Executive Officer, are generally set within a range of salaries paid to industry peers with comparable qualifications, experience, responsibilities and performance at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) our past performance and expectations of future performance, (ii) individual scope of responsibility, performance and experience, (iii) the executive compensation reports of independent consultants engaged by the Compensation Committee, (iv) past salary levels and (v) the recommendations of the Chief Executive Officer (only with respect to other executive officers). The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors, as well as the progress made with respect to our long-term goals and strategies. As noted above, cash compensation tends to be above market medians to offset equity-based compensation that is below market medians.
      At its meeting in January 2006, the Compensation Committee considered base salary levels for the NEOs. Effective for fiscal year 2006, the Compensation Committee approved increases in NEO salaries as follows:

	Annual		Increase from
Name and Position	Base Salary		Previous Year

Vinod Gupta	$840,000		12%
Chairman of the Board and Chief Executive Officer

Stormy Dean	240,000	(1)	0%
Chief Financial Officer

Edward Mallin	600,000		14.5%
President, Services Group

Monica Messer	480,000		33.7%
Chief Operations Officer and President, Database Group

Fred Vakili	480,000		18.6%
Executive Vice President of Administration and Chief Administrative Officer

(1)	As explained below, Mr. Dean’s Annual Base Salary was increased during 2006 from $240,000 to $280,000.
      In determining Mr. Gupta’s salary adjustment, the Compensation Committee considered that he elected not to accept an annual bonus for fiscal year 2005. In determining the salary increases for the remaining NEOs, the Compensation Committee considered that the NEOs did not receive any equity grants for the services provided to the Company in 2005. During 2006, the Compensation Committee

increased Mr. Dean’s salary from $240,000 to $280,000 in recognition of his additional responsibilities associated with being named the Chief Financial Officer of the Company.

Performance-Based Cash Incentive Award; Discretionary Cash Bonus
      Our annual cash incentive plan (the “2006 Plan”) was intended to focus the NEOs’ attention on shorter-term attainment of high levels of operating and financial performance. NEOs were eligible for annual cash incentive compensation under the 2006 Plan based primarily upon the level of achievement, both by the individual officer and the Company, of performance targets established for each year, as well as on the Compensation Committee’s assessment of individual performance.
      Our annual incentive payments for NEOs are determined based on a combination of performance elements, including growth in annual revenues and profitability. All metrics were approved by the Compensation Committee to provide the balanced measurement of current external results to stockholders, efficient and effective internal decisions to generate future stockholder returns, and strategic and operational initiatives.
      The Compensation Committee set minimum, target and maximum levels for each component of the corporate financial objective portion of the 2006 Plan. As a general rule, we believe that performance targets should be set at levels that reflect excellent performance, superior to the results of typical companies in our industry, but that the targets should be achievable — that is, significant, creative effort on the part of the executive team should be required in order to attain the targets, while at the same time the targets should represent a reasonable expectation of performance assuming the team delivers the effort. To achieve this, targets are set in such a way to encourage high levels of performance and to be reasonably aligned with our strategic plan. In making the annual determination of the minimum, target and maximum levels, the Compensation Committee considers: (i) the specific circumstances facing the Company in the current year, (ii) financial objectives of our strategic plan and (iii) stockholder’s expectations regarding the Company’s performance. Depending upon the nature of the specific performance indicator, this can mean a progressive increase in target from year to year, no change, or a reduction, where external or other factors impact the expected level of an indicator, such as the impact of capital investments, divestitures or acquisitions.
      For 2006, the quantitative criteria for incentive awards to the NEOs, except for Mr. Mallin, were based on increases in the Company’s 2006 pre-tax income over 2005 pre-tax income. For Mr. Mallin, the quantitative criteria were based on operational performance relative to a pre-established group of key accounts. The maximum incentive payment under the 2006 Plan was 100% of the executive’s base salary for 2006. No payment was awarded under the 2006 Plan unless a threshold level of performance was achieved. For fiscal year 2006, the Compensation Committee provided incentive awards based on quantitative factors to Ms. Messer and Messrs. Vakili and Dean.
      The Compensation Committee also bases cash bonuses on discretionary factors, including changing business conditions, special projects (such as acquisitions) and strategic initiatives, among others. For fiscal year 2006, the Compensation Committee awarded discretionary cash bonuses to Ms. Messer and Messrs. Dean, Mallin and Vakili. Mr. Mallin received a discretionary cash bonus in recognition of his contributions in connection with the Company’s acquisition activities and his superior performance as the Company reorganized its operations resulting in changes to his day-to-day responsibilities. Ms. Messer and Messrs. Dean and Vakili also received discretionary cash bonuses in recognition for their contributions in connection with the Company’s acquisition activities.
      At the beginning of the 2006 fiscal year, Mr. Gupta requested that the Compensation Committee not award any incentive or bonus payments to him for his services provided to the Company during that year. At the end of the 2006 fiscal year, the Compensation Committee advised Mr. Gupta that he was eligible for an annual bonus of $510,000 based on the same pre-tax income performance criteria that were used for the other NEOs. Notwithstanding the Compensation Committee’s determination regarding the proposed bonus, Mr. Gupta elected not to receive any bonus award for his service to the Company in 2006.
      For fiscal year 2006, the NEOs’ performance incentive awards and discretionary cash bonuses were as follows:

				Total 2006
	2006	Performance	Cash Bonus	Incentive Award
Named Executive Officer	Base Salary	Incentive Award	(Discretionary)	and Cash Bonus

Stormy Dean	$240,000	$144,000	$46,000	$190,000
Edward Mallin	600,000	—	300,000	300,000
Monica Messer	480,000	270,000	30,000	300,000
Fred Vakili	480,000	250,000	30,000	280,000
      The amounts set forth above for the NEOs’ 2006 performance incentive awards and discretionary cash bonuses are also set forth in the Summary Compensation Table on page 15 of this Proxy Statement.

Other Personal Benefits and Perquisites
      The compensation of our NEOs includes certain benefits and arrangements that provide a personal benefit and are generally available to all employees. The NEOs are eligible for the same retirement savings, health and welfare programs offered to exempt employees, including a 401(k) plan, medical, dental and vision coverage, wellness programs, use of our employee assistance program, short and long-term disability, and paid time off in accordance with company policies. For programs to which employees contribute premiums, executives are subject to the same premium structure as other exempt employees.
      In addition to the benefits program described above, our policy is to provide our executives with only those benefits that are related to bona fide business activities. We provide home office allowances to certain executive officers to increase their accessibility and to allow them to perform their business responsibilities from their homes. Ms. Messer and Messrs. Gupta, Mallin and Vakili received home office allowances during fiscal year 2006. Mr. Dean received an automobile allowance during fiscal year 2006. Other benefits include the use for business travel of aircraft in which the Company has a fractional ownership interest. The Company’s policy provides that the aircraft be used for business purposes only. The Chief Executive Officer, however, may authorize additional passengers to travel on the aircraft as long as any incremental increase in the cost is de minimis. The same policy is applicable for the use of a boat that is leased by the Company for customer and business development activities, such as client entertainment. The Company also pays for certain country club memberships for the Chief Executive Officer, which memberships are used for business entertainment purposes only.
      In 2006, the Company reimbursed Mr. Gupta for the $10,000 fee paid to an executive compensation consultant engaged by him during his discussions with the Compensation Committee regarding his 2006 compensation, including his decision not to receive any incentive award or bonus payments for fiscal year 2006.
      See footnote 5 to the “All Other Compensation” column in the Summary Compensation Table on page 16 of this Proxy Statement for a description of other personal benefits and perquisites provided to some or all of the NEOs.

Severance and Change in Control Arrangements
      Each NEO, other than Mr. Gupta, is party to a Severance Agreement with the Company that provides for certain payments upon termination of employment and/or change in control. The Compensation Committee determined that such arrangements were appropriate based on their prevalence within the information collection and distribution industry, as well as for public companies in general, and the dynamic nature of mergers and acquisitions activity within this industry.
      Given the nature of the responsibilities of the NEOs, we also recognize that they could be involved in critical decisions relating to a potential change in control transaction and responsible for the successful implementation of such transactions, while being at risk of losing their jobs if a change in control transaction is consummated. The Severance Agreements are intended to provide sufficient protection for the NEOs to permit them to consider potential transactions that are in the best interest of our stockholders without being unduly influenced by the possible effects of the transaction on their employment and compensation.
      In 2006, the Compensation Committee engaged Mercer to provide data and information to establish severance arrangements between the Company and certain key officers. The Compensation Committee reviewed information provided by Mercer relating to market practices for severance arrangements. As a result of this review, the Compensation Committee authorized the Company to enter into Severance Agreements with Ms. Messer and Messrs. Dean, Mallin and Vakili.
      The Severance Agreements are described in greater detail in the “Other Potential Post-Employment Payments — Severance Agreements” section of this Proxy Statement.

Tax and Accounting Considerations
      The Compensation Committee carefully considers the tax impact of our compensation programs on the Company as well as on the NEOs. For example, the Compensation Committee has considered the impact of tax provisions such as Section 162(m) in structuring our executive compensation program and, to the extent reasonably possible in light of compensation goals and objectives, the compensation paid to the NEOs has been structured so as to qualify as performance-based and deductible for federal income tax purposes under Section 162(m). However, in light of the competitive nature of the market for executive talent, the Compensation Committee believes that it is more important to encourage the NEOs to remain focused on building stockholder value than to use a particular compensation practice or structure solely to ensure tax deductibility, and thus retains discretion to address tax deductibility of executive compensation as one key element of compensation decisions.
COMPENSATION COMMITTEE REPORT
      The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the
Compensation Committee:

Bernard W. Reznicek (Chair)
Anshoo S. Gupta
Dennis P. Walker

SUMMARY COMPENSATION TABLE
      The following table sets forth the compensation paid by the Company for fiscal year 2006 to the Company’s Chief Executive Officer, Chief Financial Officer and each of the Company’s three most highly compensated executive officers who were serving as executive officers as of December 31, 2006 and whose total compensation exceeded $100,000 for fiscal year 2006 (collectively, the “Named Executive Officers” or “NEOs”):

						Non-Equity
					Option	Incentive Plan	All Other
		Salary		Bonus	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)		($)(3)	($)(4)	($)(3)	($)(5)	($)

Vinod Gupta	2006	$836,539		$—	$987,546	$—	$112,600	$1,936,685
Chairman of the Board
and Chief Executive
Officer (Principal
Executive Officer)
Stormy L. Dean	2006	270,769	(2)	46,000	—	144,000	9,600	470,369
Chief Financial Officer
(Principal Financial
Officer; Principal
Accounting Officer)
Edward C. Mallin	2006	597,692		300,000	22,931	—	102,600	1,023,223
President, Services Group
Monica Messer	2006	489,231		30,000	71,682	270,000	54,600	915,513
Chief Operations
Officer & President,
Database Group
Fred Vakili	2006	475,385		30,000	15,762	250,000	54,600	825,747
Executive Vice President
of Administration &
Chief Administrative
Officer

(1)	The dollar amount for the base salary of each executive officer varies slightly from that presented in the “Compensation Discussion and Analysis” due to the timing of the Company’s pay cycle.

(2)	During 2006, Mr. Dean’s salary was increased from $240,000 to $280,000 in recognition of his additional responsibilities associated with being named the Chief Financial Officer of the Company.

(3)	See the “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2006” for a discussion of how the bonus and incentive award amounts were determined.

(4)	Represents the amount recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2006 in accordance with SFAS No. 123R for awards of options under our 1997 Stock Option Plan, as amended. The following table summarizes the assumptions used in the valuation of option awards.

			Assumptions

		Number of Shares	Dividend	Risk-Free	Expected		Forfeiture	2006 Fiscal Year
Name	Grant Date	of Stock Granted	Yield Rate	Rate	Term	Volatility	Rate	Compensation Cost

V. Gupta	05/03/2002	500,000	—%	2.87%	4.67	89.06	—	$10,317
	07/24/2003	600,000	—	2.87	4.67	89.06	—	270,226
	03/10/2005	500,000	1.71	4.42	7.50	76.99	—	707,003
E. Mallin	05/03/2002	20,000	—	2.87	4.67	89.06	—	413
	07/24/2003	50,000	—	2.87	4.67	89.06	—	22,518
M. Messer	05/03/2002	200,000	—	2.87	4.67	89.06	—	4,125
	07/24/2003	150,000	—	2.87	4.67	89.06	—	67,557
F. Vakili	07/24/2003	35,000	—	2.87	4.67	89.06	—	15,762

(5)	The following table summarizes the benefits included in the “All Other Compensation” column.

	V. Gupta	S. Dean	E. Mallin	M. Messer	F. Vakili

Executive compensation consultant fees	$10,000	$—	$—	$—	$—
Home office allowance	96,000	—	96,000	48,000	48,000
Automobile allowance	—	3,000	—	—	—
401(k) contributions	6,600	6,600	6,600	6,600	6,600
Total*	112,600	9,600	102,600	54,600	54,600

*	No value has been attributed to the travel of additional passengers (including friends and family members of NEOs) on Company aircraft pursuant to the Company’s policy that such travel may be allowed when it adds only de minimis cost to flights undertaken for legitimate business purposes. See the “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2006 — Other Personal Benefits and Perquisites” for a discussion of personal benefits and perquisites provided to the NEOs.
GRANTS OF PLAN-BASED AWARDS

	Estimated Future Payouts Under Non-Equity
	Incentive Plan Awards(1)

Name	Threshold($)	Target($)	Maximum($)

V. Gupta	$—	$—	$—
S. Dean	67,500	270,000	270,000
E. Mallin	300,000	300,000	600,000
M. Messer	120,000	480,000	480,000
F. Vakili	120,000	480,000	480,000

(1)	These columns reflect potential awards under our 2006 Plan. The components of this plan are discussed in more detail in “Compensation Discussion and Analysis — Executive Compensation for Fiscal Year 2006” section of this Proxy Statement. Actual payouts for 2006 are disclosed in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options		Option	Option
	(#)	(#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price($)	Date

V. Gupta	500,000	—		$10.00	5/3/2007
	512,494	87,506	(1)	8.11	7/24/2008
	—	500,000	(2)	12.60	3/10/2015
S. Dean	—	—		—	—
E. Mallin	20,000	—		10.00	5/3/2007
	42,706	7,294	(1)	8.11	7/24/2008
M. Messer	200,000	—		10.00	5/3/2007
	128,122	21,878	(1)	8.11	7/24/2008
F. Vakili	29,894	5,106	(1)	8.11	7/24/2008

(1)	These options were granted under the Company’s 1997 Stock Option Plan, as amended, on July 23, 2003. These options will be fully vested on July 24, 2007. These options have a term of 5 years.

(2)	These options were granted under the Company’s 1997 Stock Option Plan, as amended, on March 10, 2005. These options will vest 30% on March 10, 2008, 15% on March 10, 2009, 15% on March 10, 2010, 15% on March 10, 2011, 15% on March 10, 2012 and 10% on March 10, 2013. These options have a term of 10 years.
OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

	Option Awards

	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name	(#)	($)(1)

V. Gupta	1,200,000	$5,268,000
S. Dean	—	—
E. Mallin	—	—
M. Messer	24,000	89,760
F. Vakili	21,000	78,540

(1)	The “value realized” is calculated based on the difference between the market price of the Company’s common stock on the date of exercise and the exercise price.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS
Severance Agreements
      In February 2006, the Company entered into Severance Agreements with Edward C. Mallin, Monica Messer, Fred Vakili, and Stormy L. Dean. Each of the Severance Agreements provides that if the executive’s employment is terminated either (i) by the Company for any reason other than Cause (as defined in the Severance Agreement), or (ii) by the executive for Good Reason (as defined in the Severance Agreement), the Company will make payments to the executive at a rate equal to the executive’s Total Compensation (as defined below) for a period from 6 months to 24 months, depending on the length of service completed by the executive. In addition, if the executive elects to continue health and/or dental insurance coverage under COBRA, the Company will pay the employer portion of the monthly premium until the executive obtains substantially equivalent insurance coverage, but, in any event, for not more than 12 months. “Total Compensation” means the executive’s base salary as in effect at the time of termination, plus the average of the executive’s annual bonus amount for the three calendar years preceding the year in which the executive’s employment terminates. If the Company becomes subject to a Change in Control (as defined below) and within twelve (12) months after such Change in Control, the executive’s employment is terminated either (i) by the Company for any reason other than Cause, or (ii) by the executive for Good Reason, the Company shall pay to the executive a lump sum based on the executive’s Total Compensation. The amount of the lump sum will be from one time up to three times the executive’s Total Compensation, depending on the length of service completed by the executive, together with additional payments sufficient to compensate for certain federal excise taxes. In addition, if the executive elects to continue health and/or dental insurance coverage under COBRA, the Company will pay the employer portion of the monthly premium until the executive obtains substantially equivalent insurance coverage, but, in any event, for not more than 12 months. Also, all shares of capital stock, stock options, performance units, stock appreciation rights, or other derivative securities of the Company held by the executive at the time of termination will become fully vested and exercisable. If the executive’s employment terminates as a result of the executive’s death or Disability (as defined in the Severance Agreement), the Company shall pay the executive’s accrued compensation through the termination date, and a pro rata portion of the executive’s target bonus for the year in which termination occurs. To receive any severance benefits, the executive must execute a general release of all claims against the Company, and must refrain from competing with the Company and from soliciting the Company’s employees for a period of up to 12 months after the date of termination. If it is determined that any payment or distribution will be subject to the excise tax imposed under Internal Revenue Code Section 280G, then the executive will be entitled to receive an additional payment or “gross up” to ensure that severance payments are not diminished.
      For purposes of the Severance Agreements, a “Change in Control” includes (i) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the Company’s assets; (iii) a change in the majority of the board of directors without the approval of the incumbent board; (iv) any incumbent director who beneficially owns more than twenty percent (20%) of the total voting power represented by the Company’s then outstanding voting securities involuntarily ceasing to be a director; or (v) any transaction as a result of which any person first becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing at least 15% of the total voting power represented by the Company’s then outstanding voting securities.

Potential Payments under the Severance Agreements
      The following tables set forth the payments the NEOs, other than Mr. Gupta, who is not a party to a Severance Agreement with the Company, would receive if they were terminated as of December 31, 2006.
Potential Payments to Stormy L. Dean upon the Occurrence of Certain Events

							Change in
							Control of
							Company with
			Termination	Termination			the Executive’s
		Termination	by the	by the			Termination
		by the	Executive	Company			for Good
Component of	Voluntary	Company	for Good	without			Reason or
Compensation	Termination	for Cause	Reason	Cause	Disability	Death	without Cause

Cash Severance (base salary + bonus)	$—	$—	$343,333	$343,333	$144,000	$487,333	$343,333
Stock Options	—	—	—	—	—	—	—
Health Insurance	—	—	11,893	11,893	—	—	11,893
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	1,877,260	—	—
Accrued Vacation Pay	35,538	—	35,538	35,538	35,538	35,538	35,538
Potential Payments to Edward C. Mallin upon the Occurrence of Certain Events

							Change in
							Control of
							Company with
			Termination	Termination			the Executive’s
		Termination	by the	by the			Termination
		by the	Executive	Company			for Good
Component of	Voluntary	Company	for Good	without			Reason or
Compensation	Termination	for Cause	Reason	Cause	Disability	Death	without Cause

Cash Severance (base salary + bonus)	$—	$—	$1,619,005	$1,619,005	$270,000	$1,889,005	$1,619,005
Stock Options(1)	200,483	200,483	228,200	228,200	228,200	228,200	228,200
Health Insurance	—	—	8,488	8,488	—	—	8,488
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	974,795	—	—
Accrued Vacation Pay	—	—	—	—	—	—	—

(1)	Stock option payments for voluntary termination and termination for cause are based on the amount of options vested on the termination date. For all other termination events the payments are based on accelerating all options to vest on the termination date. The value of the stock option payments are calculated based on the difference between the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2006 and the exercise price.

Potential Payments to Monica Messer upon the Occurrence of Certain Events

							Change in
							Control of
				Termination			Company with
		Termination	Termination	by the			the Executive’s
		by the	by the	Company			Termination
Component of	Voluntary	Company	Executive for	without			for Good Reason
Compensation	Termination	for Cause	Good Reason	Cause	Disability	Death	or without Cause

Cash Severance (base salary + bonus)	$—	$—	$1,301,667	$1,301,667	$270,000	$1,571,667	$1,301,667
Stock Options(1)	868,864	868,864	952,000	952,000	952,000	952,000	952,000
Health Insurance	—	—	7,256	7,256	—	—	7,256
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	2,436,493	—	—
Accrued Vacation Pay	—	—	—	—	—	—	—

(1)	Stock option payments for voluntary termination and termination for cause are based on the amount of options vested on the termination date. For all other termination events the payments are based on accelerating all options to vest on the termination date. The value of the stock option payments are calculated based on the difference between the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2006 and the exercise price.
Potential Payments to Fred Vakili upon the Occurrence of Certain Events

							Change in
							Control of
				Termination			Company with
		Termination	Termination	by the			the Executive’s
		by the	by the	Company			Termination for
Component of	Voluntary	Company	Executive for	without			Good Reason or
Compensation	Termination	for Cause	Good Reason	Cause	Disability	Death	without Cause

Cash Severance (base salary + bonus)	$—	$—	$1,194,347	$1,194,347	$250,000	$1,444,347	$1,194,347
Stock Options(1)	113,597	113,597	133,000	133,000	133,000	133,000	133,000
Health Insurance	—	—	8,488	8,488	—	—	8,488
Life Insurance	—	—	—	—	—	50,000	—
Disability Pay	—	—	—	—	1,413,370	—	—
Accrued Vacation Pay	86,769	—	86,769	86,769	86,769	86,769	86,769

(1)	Stock option payments for voluntary termination and termination for cause are based on the amount of options vested on the termination date. For all other termination events the payments are based on accelerating all options to vest on the termination date. The value of the stock option payments are calculated based on the difference between the closing price of the Company’s common stock on the Nasdaq Global Select Market on December 29, 2006 and the exercise price.
BOARD COMPENSATION
      Non-employee directors receive an annual cash retainer of $48,000, payable in monthly installments of $4,000 each. Mr. Vinod Gupta does not receive compensation for his service on the Board of Directors.
      The chair of each standing Board committee, in addition to other compensation he receives for services as a director, receives an annual cash retainer of $12,000, payable in monthly installments of $1,000 each. Each of the chair of the Audit Committee and the Lead Independent Director receives, in addition to other compensation he receives for services as a director or a committee chair, an additional annual cash retainer of $12,000, payable in monthly installments of $1,000 each.

	Fees
	Earned or
	Paid in Cash	Total
Name	($)	($)

Dr. Vasant H. Raval	$72,000	$72,000
Bill L. Fairfield	65,000	65,000
Dr. George F. Haddix	60,000	60,000
Martin F. Kahn(1)	60,000	60,000
Elliot S. Kaplan	48,000	48,000
Dennis P. Walker	48,000	48,000
Anshoo Gupta	48,000	48,000
Bernard W. Reznicek(2)	36,000	36,000
Charles W. Stryker(3)	4,000	4,000

(1)	Mr. Kahn resigned from the Board of Directors effective February 2, 2007.

(2)	Mr. Reznicek was elected to the Board of Directors effective March 30, 2006.

(3)	Mr. Stryker resigned from the Board of Directors effective January 23, 2006.
OUTSTANDING DIRECTOR EQUITY AWARDS
AT FISCAL YEAR-END

Stock Option
Awards
Name	(#)(1)

Dr. Vasant H. Raval	—
Bill L. Fairfield	—
Dr. George F. Haddix	20,000
Elliot S. Kaplan	20,000
Dennis P. Walker	—
Anshoo Gupta	—

(1)	Certain Board members have in the past received awards of options under our 1997 Stock Option Plan, as amended. These options were all granted prior to 2006, had a five-year term, and vested on their respective grant dates.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In 2006, the following individuals served as members of the Compensation Committee: Bill L. Fairfield (Chair), Dr. George F. Haddix and Dennis P. Walker. No member of the Compensation Committee is or ever has been an executive officer or employee of the Company (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2006.

SECURITY OWNERSHIP
      The following table sets forth the beneficial ownership of the Company’s common stock as of the Record Date (i) by each of the executive officers named in the table under “Executive Compensation — Summary Compensation Table,” (ii) by each director, (iii) by all current directors and executive officers as a group and (iv) by all persons known to the Company to be the beneficial owners of more than 5% of the Company’s common stock:

	Common Stock		Percent of
	Beneficially		Outstanding Shares
Beneficial Owners	Owned(1)		of Common Stock

Vinod Gupta	23,050,772	(2)	40.4%
5711 South 86th Circle
Omaha, Nebraska 68127
Cardinal Capital Management, LLC	3,125,790	(3)	5.5%
One Fawcet Place
Greenwich, Connecticut 06830
Bill L. Fairfield	600		*
Anshoo S. Gupta	—		*
Dr. George F. Haddix	287,300	(4)	*
Elliot S. Kaplan	230,580		*
Dr. Vasant H. Raval	10,000	(5)	*
Dennis P. Walker	10,000		*
Bernard W. Reznicek	1,000		*
Edward C. Mallin	100,608		*
Stormy Dean	7,626		*
Monica Messer	589,389	(6)	1.0%
Fred Vakili	342,570		*
All directors, nominees and executive officers as a group (12 persons)	24,630,445		43.1%

*	Less than 1%

(1)	Includes the following shares that may be purchased within 60 days of the Record Date pursuant to the exercise of outstanding options: Mr. Vinod Gupta, 1,074,992 shares; Dr. Haddix, 20,000 shares; Mr. Kaplan, 20,000 shares; Mr. Mallin, 67,915 shares; Ms. Messer, 343,748 shares; Mr. Vakili, 33,540 shares; and all directors and executive officers as a group, 1,560,195 shares.

(2)	Includes shares held by the following trusts, with respect to which Mr. Gupta has sole voting and dispositive powers: Vinod Gupta Revocable Trust (17,965,924 shares); Vinod Gupta 2004 Irrevocable Annuity Trust (597,799 shares); Vinod Gupta 2006 Irrevocable Annuity Trust (1,000,000 shares); Vinod Gupta Charitable Remainder Trust (107,500 shares); Vinod Gupta Family Foundation (200,000 shares); and irrevocable trusts for three adult children (2,104,557 shares). Also includes 34,455 shares held by the Jess A. Gupta Revocable Trust, with respect to which Vinod Gupta has shared voting and dispositive powers, and 55,000 shares held by Mr. Gupta’s spouse. Mr. Gupta disclaims beneficial ownership of the shares held by the Vinod Gupta Charitable Remainder Trust, the Vinod Gupta Family Foundation, the trusts for his children, including the Jess A. Gupta Revocable Trust, and the shares held by his spouse.

Of the foregoing total shares, Mr. Gupta has pledged a total of 5,967,407 shares to secure repayment of loans from unaffiliated lenders.

(3)	Based on information contained in a report on Form 13F that Cardinal Capital Management, LLC filed with the SEC on February 6, 2007, which contained information as of December 31, 2006.

(4)	Includes 267,300 shares owned jointly by Dr. Haddix with his spouse.

(5)	Includes 10,000 shares owned jointly by Dr. Raval with his spouse.

(6)	Includes 10,633 shares owned by Ms. Messer’s daughter.
CERTAIN TRANSACTIONS
      During 2006, prior to the acquisition of Opinion Research Corporation by the Company, the Company purchased 33,000 shares of Opinion Research Corporation common stock from the Vinod Gupta Revocable Trust for $236,231. Vinod Gupta Revocable Trust is 100% owned by Vinod Gupta, the Company’s Chairman of the Board and Chief Executive Officer. In addition, the Company received a payment for $94,869 from the Vinod Gupta Revocable Trust associated with gains the trust had previously received on sale of Opinion Research Corporation common stock.
      During 2006, the Company received a payment from the Vinod Gupta Revocable Trust for $132,300 for reimbursement for short-swing profits the trust had previously received on sale of the Company common stock.
      Laurel Gupta, the spouse of Vinod Gupta, is an employee of the Company and received $159,996 in salary and compensation for fiscal year 2006. Prior to joining the Company, Ms. Gupta was employed by Cameron Associates in New York as an Investor Relations Executive and worked in institutional equity sales with Morgan Stanley. Ms. Gupta holds an M.B.A. in Finance from Stern School of Business at NYU.
      The Company has retained the law firm of Robins, Kaplan, Miller & Ciresi L.L.P. to provide certain legal services. Elliot S. Kaplan, a director of the Company, is a name partner and former Chairman of the Executive Board of Robins, Kaplan, Miller & Ciresi L.L.P. The Company paid a total of $1,092,211 to this law firm during 2006.
      The Company has adopted a written policy that the Audit Committee pre-approve all transactions between the Company and our officers, directors, principal stockholders and their affiliates that are over $120,000. Any transactions between the Company and our officers, directors, principal stockholders and their affiliates that are less than $120,000 are reviewed by the Audit Committee but may be approved by the Company’s Chief Executive Officer, Chief Financial Officer and Chief Administrative Officer.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.
      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were timely complied with, except that the following reports were filed late: two Forms 4 reporting stock option exercises for each of Fred Vakili and Dennis Walker; two Forms 4 reporting multiple transactions for Vinod Gupta not previously reported; and a Form 4 reporting one transaction by each of Martin Kahn and Vinod Gupta.

PROPOSAL TWO
APPROVAL OF THE infoUSA Inc. 2007 OMNIBUS INCENTIVE PLAN
      This section provides a summary of the terms of the infoUSA Inc. 2007 Omnibus Incentive Plan (the “2007 Omnibus Incentive Plan”) and the proposal to approve the 2007 Omnibus Incentive Plan.
      The Board of Directors approved the 2007 Omnibus Incentive Plan on April 20, 2007, subject to approval from our stockholders at the Annual Meeting. We are asking our stockholders to approve our 2007 Omnibus Incentive Plan as we believe that approval of the plan is essential to our continued success. The purpose of the 2007 Omnibus Incentive Plan is to attract and retain highly qualified officers, directors, key employees and other key individuals, and to motivate these individuals to serve the Company and to expend maximum effort to improve the business results and earnings of the Company by providing these individuals an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2007 Omnibus Incentive Plan will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2007 Omnibus Incentive Plan participants with those of our stockholders.
      If our stockholders approve the 2007 Omnibus Incentive Plan, the number of shares of the Company’s common stock reserved for issuance under the 2007 Omnibus Incentive Plan will equal (i) the number of shares remaining available for issuance under the Company’s 1997 Option Plan, as amended (the “1997 Plan”), which, as of the Record Date was 3,526,282 shares, plus (ii) any shares of common stock that are subject to outstanding awards granted under the 1997 Plan that expire or are forfeited, canceled or settled for cash after the effective date of the 2007 Omnibus Incentive Plan without delivery of shares of common stock. If our stockholders approve the 2007 Omnibus Incentive Plan, no further awards will be made pursuant to the 1997 Plan.
      On the Record Date, the closing price of the Company’s common stock was $10.14 per share.
      Because participation and the types of awards under the 2007 Omnibus Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or group of participants if the 2007 Omnibus Incentive Plan is approved are not currently determinable. On the Record Date, there were approximately eight executive officers, 3,869 employees and seven non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2007 Omnibus Incentive Plan.
      Unless otherwise instructed, the proxy holders will vote the proxies received in favor of the proposal to approve the 2007 Omnibus Incentive Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS
VOTE “FOR” THE APPROVAL OF THE infoUSA Inc. 2007 OMNIBUS INCENTIVE PLAN
Equity Compensation Plan Information
      All of our outstanding options have been granted under the 1997 Plan, which was approved by our stockholders. The Company does not have any warrants or stock appreciation rights outstanding. The following table summarizes information about our equity compensation plans at December 31, 2006:

Number of securities
	Weighted-average	remaining available for
Number of securities to be issued	exercise price of	future issuance under
upon exercise of outstanding options	outstanding options	equity compensation plans

2,313,711	$9.67	3,526,282

Description of the 2007 Omnibus Incentive Plan
      A description of the provisions of the 2007 Omnibus Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2007 Omnibus Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.
      Administration. The 2007 Omnibus Incentive Plan is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret provisions of the plan. Members of the Compensation Committee are appointed by the Board of Directors.
      Common Stock Reserved for Issuance under the Plan. The Company’s common stock issued or to be issued under the 2007 Omnibus Incentive Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2007 Omnibus Incentive Plan.
      Eligibility. Awards may be made under the 2007 Omnibus Incentive Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of the Company or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.
      Amendment or Termination of the Plan. The Board of Directors may terminate or amend the 2007 Omnibus Incentive Plan at any time and for any reason. The 2007 Omnibus Incentive Plan shall terminate, in any event, ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations.
      Options. The 2007 Omnibus Incentive Plan permits the granting of options to purchase shares of the Company’s common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.
      The exercise price of each stock option may not be less than 100% of the fair market value of the Company’s common stock on the date of grant. The fair market value is generally determined as the closing price of the common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.
      The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. The Compensation Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Compensation Committee.
      In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Company’s common stock, or by means of a broker-assisted cashless exercise.
      No amendment or modification may be made to an outstanding stock option or stock appreciation right that would be treated as a repricing under the rules of the stock exchange on which the shares of common stock are listed (currently the Nasdaq Global Select Market), without the approval of the Company’s stockholders.

      Stock options and stock appreciation rights granted under the 2007 Omnibus Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.
      Other Awards. The Compensation Committee may also award:

•	shares of unrestricted stock, which are shares of common stock at no cost or for a purchase price determined by the Compensation Committee which are free from any restrictions under the 2007 Omnibus Incentive Plan. Unrestricted shares of common stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to participants;

•	restricted stock, which is shares of common stock subject to restrictions;

•	stock units, which are common stock units subject to restrictions;

•	dividend equivalent rights, which are rights entitling the recipient to receive credits for dividends that would be paid if the recipient had held a specified number of shares of common stock;

•	stock appreciation rights, which are a right to receive a number of shares or, in the discretion of the Compensation Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares underlying the right during a stated period specified by the Compensation Committee; and

•	performance and annual incentive awards, ultimately payable in common stock or cash, as determined by the Compensation Committee. The Compensation Committee may grant multi-year and annual incentive awards subject to achievement of specified goals tied to business criteria (described below). The Compensation Committee may specify the amount of the incentive award as a percentage of these business criteria, a percentage in excess of a threshold amount or as another amount which need not bear a strictly mathematical relationship to these business criteria. The Compensation Committee may modify, amend or adjust the terms of each award and performance goal. Awards to individuals who are covered under Section 162(m) of the Internal Revenue Code, or who the Compensation Committee designates as likely to be covered in the future, will comply with the requirement that payments to such employees qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code to the extent that the Compensation Committee so designates. Such employees include the chief executive officer and the four highest compensated executive officers (other than the chief executive officer) determined at the end of each year (the “covered employees”).
      Effect of Certain Corporate Transactions. Certain change of control transactions involving the Company, such as a sale of the Company, may cause awards granted under the 2007 Omnibus Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.
      Adjustments for Stock Dividends and Similar Events. The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2007 Omnibus Incentive Plan, including the individual limitations on awards, to reflect stock splits and other similar events.
      Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2007 Omnibus Incentive Plan is designed to permit the Compensation Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

      To qualify as performance-based:

(i) the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(ii) the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(iii) the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(iv) the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.
In the case of compensation attributable to stock options, the performance goal requirement (summarized in (i) above) is deemed satisfied, and the certification requirement (summarized in (iv) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.
      Under the 2007 Omnibus Incentive Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries or business units (except with respect to the total stockholder return and earnings per share criteria), are used exclusively by the Compensation Committee in establishing performance goals:

•	total stockholder return;

•	such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index;

•	net income;

•	pretax earnings;

•	earnings before interest expense, taxes, depreciation and amortization;

•	pretax operating earnings after interest expense and before bonuses, service fees and extraordinary or special items;

•	operating margin;

•	earnings per share;

•	return on equity;

•	return on capital;

•	return on investment;

•	operating earnings;

•	working capital;

•	ratio of debt to stockholders’ equity;

•	free cash flow (which is calculated by adding capital expenditures to the cash flows from operating activities set forth in the Company’s consolidated cash flow statement); and

•	revenue.

      Business criteria may be measured on an absolute or relative basis and on a GAAP or non-GAAP basis.
      Under the Internal Revenue Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director.
      The maximum number of shares of the Company’s common stock subject to options or stock appreciation rights that can be awarded under the 2007 Omnibus Incentive Plan to any person is 1,000,000 per year. The maximum number of shares of common stock that can be awarded under the 2007 Omnibus Incentive Plan to any person, other than pursuant to an option or stock appreciation right, is 1,000,000 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $1,500,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one person is $4,500,000.
Federal Income Tax Consequences
      Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company’s common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
      For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
      If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.
      Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
      If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of the Company’s common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.
      In the event a grantee transfers a non-qualified stock option to his or her ex-spouse incident to the grantee’s divorce, neither the grantee nor the ex-spouse will recognize any taxable income at the time of the transfer. In general, a transfer is made “incident to divorce” if the transfer occurs within one year after the marriage ends or if it is related to the end of the marriage (for example, if the transfer is made pursuant to a divorce order or settlement agreement). Upon the subsequent exercise of such option by the ex-spouse, the ex-spouse will recognize taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock at the time of exercise. Any distribution to the ex-spouse as a result of the exercise of the option will be subject to employment and income tax withholding at this time.
      Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse and dividends paid while the common stock is subject to restrictions will be subject to withholding taxes. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Stock Units. There are no immediate tax consequences of receiving an award of stock units under the 2007 Omnibus Incentive Plan. A grantee who is awarded stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of stock appreciation rights under the 2007 Omnibus Incentive Plan. Upon exercising a stock appreciation right, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

      Performance and Annual Incentive Awards. The award of a performance or annual incentive award will have no federal income tax consequences for us or for the grantee. The payment of the award is taxable to a grantee as ordinary income. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Unrestricted Common Stock. Participants who are awarded unrestricted common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
      Section 280(G). To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company’s deduction with respect to the associated compensation expense may be disallowed in whole or in part.
      Section 409A. The Company intends for awards granted under the plan to comply with Section 409A of the Code. To the extent a grantee would be subject to the additional 20% excise tax imposed on certain nonqualified deferred compensation plans as a result of a provision of an award under the plan, the provision will be deemed amended to the minimum extent necessary to avoid application of the 20% excise tax.
PROPOSAL THREE
RATIFICATION OF SELECTION OF AUDITORS
      KPMG LLP (“KPMG”) served as the Company’s independent auditors for the fiscal year ended December 31, 2006, and has been selected as the Company’s independent auditors for the fiscal year ending December 31, 2007. A representative of KPMG is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
      The Audit Committee has the responsibility for selecting our independent accountants, and stockholder ratification is not required. However, the selection is being submitted for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinions, which the Audit Committee will take into consideration in future deliberations. If the selection of KPMG is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent accountants. The Audit Committee may terminate the engagement of KPMG as the Company’s independent accountants without the approval of the stockholders, whenever in its sole discretion the Audit Committee deems termination necessary or appropriate.

Audit Fees
      The following table presents the aggregate fees billed to the Company for professional services rendered by KPMG for the audit of the Company’s fiscal year 2006 and 2005 annual financial statements and for other professional services rendered by KPMG in fiscal year 2006 and 2005.

	Fiscal Year

Type of Fee	2006	2005

Audit Fees	$952,637	$737,770
Audit-Related Fees(1)	263,486	227,779
Tax Fees(2)	67,397	182,270
All Other Fees	—	—

Total fees	$1,283,520	$1,147,819

(1)	Audit-Related Fees consists of fees for statutory audits, employee benefit plan audits, due diligence and assistance with Form 8-K filings.

(2)	Tax Fees consists of fees for state and federal income tax preparation for a Company subsidiary, tax research and preparation of refund claims.
      The above amounts include out-of-pocket expenses incurred by KPMG. The Audit Committee pre-approved all non-audit services described above. A copy of the Audit Committee’s pre-approved policy with respect to non-audit services is attached as Appendix B to this Proxy Statement. The Audit Committee has considered whether the provision of the services described above was and is compatible with maintaining the independence of KPMG.
AUDIT COMMITTEE REPORT
      The Audit Committee of the Board of Directors of the Company oversees the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors, which is posted on the Company’s website at www.infousa.com under the caption “Investor Relations.” The charter provides that the Audit Committee shall consist of at least three directors who are independent, as independence for audit committee members is defined by the rules of the NASD. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.
      In this context, the Committee met and held discussions with management and the independent accountants. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee also discussed with management, the internal auditors and the independent accountants the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent accountants and internal auditors their audit plans, audit scope and identification of audit risks. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent accountants also provided to the Committee the written disclosures required by Independence Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence.

      Based upon the Committee’s discussion with management and the independent accountants and the Committee’s review of the representations of management and the report of the independent accountants, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the SEC.

Audit Committee

Dr. Vasant H. Raval (Chair)
Bill L. Fairfield
Anshoo S. Gupta
Bernard W. Reznicek
      Unless otherwise instructed, the proxy holders will vote the proxies in favor of the proposal to ratify the selection of KPMG LLP as auditors for the fiscal year ending December 31, 2007.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP AS AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007
OTHER MATTERS
      Except as described in this Proxy Statement, the Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent in their discretion.

BY ORDER OF THE BOARD OF DIRECTORS
Omaha, Nebraska
April 27, 2007

APPENDIX A

infoUSA INC.
2007 OMNIBUS INCENTIVE PLAN

Page

18.2. Nonexclusivity of the Plan	A-22
18.3. Withholding Taxes	A-22
18.4. Captions	A-22
18.5. Other Provisions	A-23
18.6. Number and Gender	A-23
18.7. Severability	A-23
18.8. Governing Law	A-23
18.9. Section 409A of the Code	A-23

infoUSA Inc.
2007 STOCK INCENTIVE PLAN
      infoUSA Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2007 Omnibus Incentive Plan (the “Plan”), as follows:

1.	PURPOSE
      The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.	DEFINITIONS
      For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
      2.1     “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.
      2.2     “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).
      2.3     “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, or cash award under the Plan.
      2.4     “Award Agreement” means the written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.
      2.5     “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.
      2.6     “Board” means the Board of Directors of the Company.
      2.7     “Cause” means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Service Provider and the Company or an Affiliate.
      2.8     “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
      2.9     “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.
      2.10     “Company” means infoUSA, Inc.

      2.11     “Corporate Transaction” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another person or entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or Affiliates immediately prior to the transaction) owning 50% or more of the combined voting power of all classes of stock of the Company.
      2.12     “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.
      2.13     “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than 12 months; provided, however, that, with respect to rules regarding expiration of an Incentive Stock Option following termination of the Grantee’s Service, Disability shall mean the Grantee is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
      2.14     “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.
      2.15     “Effective Date” means June 7, 2007, the date the Plan is approved by the Company’s stockholders.
      2.16     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
      2.17     “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (if there is more than one such exchange or market the Board shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith in a manner consistent with Code Section 409A.
      2.18     “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.
      2.19     “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

      2.20     “Grantee” means a person who receives or holds an Award under the Plan.
      2.21     “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
      2.22     “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.
      2.23     “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.
      2.24     “Option Price” means the exercise price for each share of Stock subject to an Option.
      2.25     “Other Agreement” shall have the meaning set forth in Section 15 hereof.
      2.26     “Outside Director” means a member of the Board who is not an officer or employee of the Company.
      2.27     “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.
      2.28     “Plan” means this infoUSA Inc. 2007 Omnibus Incentive Plan.
      2.29     “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.
      2.30     “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.
      2.31     “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.
      2.32     “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.
      2.33     “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.
      2.34     “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.
      2.35     “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser currently providing services to the Company or an Affiliate.
      2.36     “Stock” means the common stock, par value $.0025 per share, of the Company.
      2.37     “Stock Appreciation Right” or “SAR” means a right granted to a Grantee under Section 9 hereof.
      2.38     “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.
      2.39     “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

      2.40     “Substitute Awards” means Awards granted upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
      2.41     “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
      2.42     “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.	ADMINISTRATION OF THE PLAN
      3.1.  Board
      The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.
      3.2.  Committee.
      The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i) Except as provided in Subsection (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who (c) comply with the independence requirements of the stock exchange on which the Common Stock is listed.

(ii) The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not officers or directors of the Company, may grant Awards under the Plan to such employees or other Service Providers, and may determine all terms of such Awards.
In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

      3.3.  Terms of Awards.
      Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i) designate Grantees,

(ii) determine the type or types of Awards to be made to a Grantee,

(iii) determine the number of shares of Stock to be subject to an Award,

(iv) establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v) prescribe the form of each Award Agreement evidencing an Award, and

(vi) amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.
      The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.
      Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR that would be treated as a repricing under the rules of the stock exchange on which the Stock is listed, without the approval of the stockholders of the Company.
      3.4.  Deferral Arrangement.
      The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents, restricting deferrals to comply with hardship distribution rules affecting 401(k) plans. Any such deferrals shall be made in a manner that complies with Code Section 409A.
      3.5.  No Liability.
      No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.
      3.6.  Share Issuance/ Book-Entry
      Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.	STOCK SUBJECT TO THE PLAN
      Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be (i) the number of shares remaining available for issuance under the Company’s 1997 Class A Common Stock Option Plan (the “Prior Plan”) as of the Effective Date, and (ii) shares of Stock that are subject to outstanding awards granted under the Prior Plan that expire or are forfeited, canceled or settled for cash after the Effective Date without delivery of shares of Stock. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. If any shares covered by an Award are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture or termination, again be available for making Awards under the Plan. The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to SARs.
      The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.
5.   EFFECTIVE DATE, DURATION AND AMENDMENTS
      5.1.  Effective Date.
      The Plan shall be effective as of the Effective Date. After the Effective Date, no further awards will be made under the Prior Plan.
      5.2.  Term.
      The Plan shall terminate automatically ten (10) years after the Effective Date and may be terminated on any earlier date as provided in Section 5.3.
      5.3.  Amendment and Termination of the Plan
      The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.	AWARD ELIGIBILITY AND LIMITATIONS
      6.1.  Service Providers and Other Persons
      Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Board.
      6.2.  Successive Awards and Substitute Awards.
      An eligible person may receive more than one Award, subject to such restrictions as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.
      6.3.  Limitation on Shares of Stock Subject to Awards and Cash Awards.
      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i) the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year;

(ii) the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is one million (1,000,000) per calendar year; and

(iii) the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $1,500,000 and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Grantee shall be $4,500,000.
      The preceding limitations in this Section 6.3 are subject to adjustment as provided in Section 17 hereof.

7.	AWARD AGREEMENT
      Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.	TERMS AND CONDITIONS OF OPTIONS
      8.1.  Option Price
      The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.
      8.2.  Vesting.
      Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.
      8.3.  Term.
      Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.
      8.4.  Termination of Service.
      Each Award Agreement shall set forth the extent to which the Grantee shall have the right to exercise the Option following termination of the Grantee’s Service. Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.
      8.5.  Limitations on Exercise of Option.
      Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.
      8.6.  Method of Exercise.
      An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise.
      8.7.  Rights of Holders of Options
      Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.
      8.8.  Delivery of Stock Certificates.
      Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.
      8.9.  Transferability of Options
      Except as provided in Section 8.10, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
      8.10. Family Transfers.
      If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this

Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.
      8.11. Limitations on Incentive Stock Options.
      An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
      9.1.  Right to Payment and Grant Price.
      A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant. SARs may be granted in conjunction with all or part of an Option granted under the Plan or at any subsequent time during the term of such Option, in conjunction with all or part of any other Award or without regard to any Option or other Award; provided that an SAR that is granted subsequent to the Grant Date of a related Option must have an SAR Price that is no less than the Fair Market Value of one share of Stock on the SAR Grant Date.
      9.2.  Other Terms.
      The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees, whether or not an SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR.
      9.3.  Term.
      Each SAR granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR.
      9.4.  Transferability of SARS
      Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR.

Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.
      9.5.  Family Transfers.
      If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member. For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS
      10.1.  Grant of Restricted Stock or Stock Units.
      Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).
      10.2.  Restrictions.
      At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Stock Units in accordance with Section 14.1 and 14.2. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.
      10.3.  Restricted Stock Certificates.
      The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.
      10.4.  Rights of Holders of Restricted Stock.
      Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

      10.5.  Rights of Holders of Stock Units.
             10.5.1.  Voting and Dividend Rights.
      Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.
             10.5.2.  Creditor’s Rights.
      A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.
      10.6.  Termination of Service.
      Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units.
      10.7.  Purchase of Restricted Stock.
      The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.
      10.8.  Delivery of Stock.
      Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS
      The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK
      12.1.  General Rule.
      Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.
      12.2.  Surrender of Stock.
      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.
      12.3.  Cashless Exercise.
      With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and to the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.
      12.4.  Other Forms of Payment.
      To the extent the Award Agreement so provides, payment of the Option Price for shares purchased pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS
      13.1.  Dividend Equivalent Rights.
      A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.
      13.2.  Termination of Service.
      Except as may otherwise be provided by the Board either in the Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate upon the Grantee’s termination of Service for any reason.

14.	TERMS AND CONDITIONS OF PERFORMANCE AND ANNUAL INCENTIVE AWARDS
      14.1.  Performance Conditions
      The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 14.2 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.
      14.2.  Performance or Annual Incentive Awards Granted to Designated Covered Employees
      If and to the extent that the Committee determines that a Performance or Annual Incentive Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance or Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.2.
             14.2.1. Performance Goals Generally.
      The performance goals for such Performance or Annual Incentive Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.2. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance or Annual Incentive Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance or Annual Incentive Awards. Performance goals may differ for Performance or Annual Incentive Awards granted to any one Grantee or to different Grantees.
             14.2.2. Business Criteria.
      One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance or Annual Incentive Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity, (15) free cash flow (which is calculated by adding capital expenditures to the cash flows from operating activities set forth in the Company’s consolidated cash flow statement) and (16) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis. The Committee may provide, in a manner that meets the requirements of Code Section 162(m) that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period: (a) asset write-downs; (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (d) any reorganization or restructuring programs; (e) extraordinary nonrecurring items; (f) acquisitions or divestitures; and (g) foreign exchange gains and losses.
             14.2.3. Timing For Establishing Performance Goals.
      Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance or Annual Incentive Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).
             14.2.4. Settlement of Performance or Annual Incentive Awards; Other Terms.
      Settlement of such Performance or Annual Incentive Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance or Annual Incentive Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Performance Awards.
      14.3.  Written Determinations.
      All determinations by the Committee as to the establishment of performance goals, the amount of any potential Performance Awards and as to the achievement of performance goals relating to Performance Awards, and the amount of any potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards, shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). To the extent permitted by Section 162(m), the Committee may delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.
      14.4.  Status of Section 14.2 Awards Under Code Section 162(m)
      It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 14.2 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.2, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.	PARACHUTE LIMITATIONS
      Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

16.	REQUIREMENTS OF LAW
      16.1.  General.
      The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.
      16.2.  Rule 16b-3.
      During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17.	EFFECT OF CHANGES IN CAPITALIZATION
      17.1.  Changes in Stock.
      If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Notwithstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

17.2.	Reorganization in Which the Company Is the Surviving Entity Which does not Constitute a Corporate Transaction.
      Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.
      17.3.  Corporate Transaction.
      Subject to the exceptions set forth in the last sentence of this Section 17.3 and the last sentence of Section 17.4, upon the occurrence of a Corporate Transaction:

(i) all outstanding shares of Restricted Stock shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii) either of the following two actions shall be taken:

(A) fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days, or

(B) the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options, Restricted Stock, Stock Units, and/or SARs and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.
      With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction the Plan, and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Corporate Transaction to the extent that provision is made in writing in connection with such Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock, stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.
      17.4.  Adjustments.
      Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.
      17.5.  No Limitations on Company.
      The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18.	GENERAL PROVISIONS
      18.1.  Disclaimer of Rights
      No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.
      18.2.  Nonexclusivity of the Plan
      Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.
      18.3.  Withholding Taxes
      The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.
      18.4.  Captions
      The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

      18.5.  Other Provisions
      Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.
      18.6.  Number and Gender
      With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
      18.7.  Severability
      If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
      18.8.  Governing Law
      The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.
      18.9.  Section 409A of the Code
      The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.
* * *

APPENDIX B
infoUSA Inc.
AUDIT COMMITTEE
AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY

1.	Statement of Principles.
      The Audit Committee of infoUSA Inc. (the “Company”) is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor. As part of the pre-approval process, the Audit Committee shall consider whether the services to be performed by the auditor are consistent with the SEC’s rules on auditor independence. Unless a type of service to be provided by the independent auditor has received pre-approval under this Policy, it will require separate pre-approval by the Audit Committee. The pre-approval requirement does not apply to the provision of non-audit services for which the de minimis exception described in Section 7 applies.
      The Audit Committee shall pre-approve, by resolution, the type and amount of Audit, Audit-related, Tax and all other services to be performed by the Company’s independent auditor. The term of such pre-approval is 12 months from the date of pre-approval, unless otherwise specified in such resolutions. The Audit Committee will periodically review its pre-approval resolutions and modify the types and amount of services as it determines in its discretion. To assist the Audit Committee, the independent auditor will provide the Audit Committee with detailed back-up documentation regarding the specific services to be pre-approved under this Policy.

2.	Delegation.
      The Audit Committee hereby delegates to the Chairman of the Audit Committee the authority to approve the engagement of the independent auditor to provide non-audit services as permitted by the Sarbanes-Oxley Act of 2002, to the extent that such non-audit services are not pre-approved as set forth in this Policy and if such engagement is less than $25,000. The Chairman shall report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

3.	Audit Services.
      The annual Audit services engagement terms and fees will be subject to the specific pre-approval of the Audit Committee. Audit services include the annual financial statement audit (including required quarterly reviews), subsidiary audits and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company’s consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly review. Audit services also include the attestation engagement for the independent auditor’s report on management’s report on internal controls for financial reporting. The Audit Committee will monitor the Audit services engagement as necessary, but no less than on a quarterly basis, and will also approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items.
      In addition to the annual Audit services engagement approved by the Audit Committee, the Audit Committee may pre-approve other Audit services, which are those services that only the independent auditor reasonably can provide. Other Audit services may include statutory audits or financial audits for subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

4.	Audit-related Services.
      Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee may pre-approve Audit-related services, including, among others, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations and audits in connection with acquisitions and dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “Audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

5.	Tax Services.
      The Audit Committee may pre-approve those Tax services that have historically been provided by the auditor, that the Audit Committee has reviewed and believes would not impair the independence of the auditor, and that are consistent with the SEC’s rules on auditor independence. The Audit Committee may consult with management or its independent advisors, including counsel, to determine that the tax planning and reporting positions are consistent with this Policy.

6.	All Other Services.
      The Audit Committee may pre-approve those non-audit services classified as All Other Services that it believes are routine and recurring services and would not impair the independence of the auditor.

7.	De Minimis Exception.
      The pre-approval requirements for non-audit services is waived provided that all such services: (1) do not aggregate to more than five percent (5%) of the total revenues paid by the Company to its independent auditor in the fiscal year in which such services are provided; (2) were not recognized as non-audit services by the Company at the time of the engagement, and (3) are promptly reported to the Audit Committee and approved prior to completion of the audit.

8.	Prohibited Non-Audit Services.
      The Company may not retain its independent auditor to provide any of the prohibited non-audit services listed in Appendix A to this Policy. The SEC’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions. The Audit Committee will review the list of prohibited non-audit services at least annually to determine whether any additions or deletions should be made to Appendix A.

9.	Pre-Approval Fee Levels or Budgeted Amounts.
      Pre-approval fee levels or budgeted amounts for all services to be provided by the independent auditor will be established annually by the Audit Committee and reviewed as the Audit Committee deems appropriate. Attached to this Policy as Exhibits are forms that may be attached by the Audit Committee to their pre-approval resolutions, if desired, to reflect the approved services and associated budgeted fee levels. Any proposed services exceeding these levels or amounts will require specific pre-approval by the Audit Committee, or its designee pursuant to Section 2 hereof. The Audit Committee is mindful of the overall relationship of fees for audit and non-audit services in determining whether to pre-approve any such services. For each fiscal year, the Audit Committee shall consider the appropriate ratio between the total amount of fees for Audit, Audit-related and Tax services, and the total amount of fees for services classified as All Other services.

10.	Procedures.
      All requests or applications for services to be provided by the independent auditor will be submitted to the Chief Financial Officer and shall include a description of the services to be rendered. The Chief Financial Officer will determine whether such services are included within the list of services that have been pre-approved by the Audit Committee. The Audit Committee will be informed on a periodic basis of the services rendered by the independent auditor. The Chief Financial Officer shall consult as necessary with the Chairman of the Audit Committee in determining whether any particular service has been pre-approved by the Audit Committee.
      The Audit Committee has designated the Chief Financial Officer to monitor the performance of all services provided by the independent auditor and to determine whether such services are in compliance with this Policy. The Chief Financial Officer will report to the Audit Committee on a periodic basis on the results of such monitoring. The Chief Financial Officer will immediately report to the Chairman of the Audit Committee any breach of this Policy that comes to the attention of the Chief Financial Officer.
APPENDIX A
TO
THE AUDIT COMMITTEE AUDIT AND NON-AUDIT SERVICES PRE-APPROVAL POLICY
Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client

•	Financial information systems design and implementation

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports

•	Actuarial services

•	Internal audit outsourcing services

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

infoUSA INC.
ANNUAL MEETING OF STOCKHOLDERS
June 7, 2007
4:00 p.m.
at: 11785 Beltsville Drive,
Calverton, Maryland 20705

infoUSA Inc.	proxy
11785 Beltsville Drive,
Calverton, Maryland 20705

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Stockholders of infoUSA Inc. (the “Company”) to be held on June 7, 2007 or any adjournments or postponements thereof.
The shares of the Company’s common stock you hold as of the record date on April 13, 2007 will be voted as you specify below.
By signing the proxy, you revoke all prior proxies and appoint Fred Vakili and Stormy Dean, or either of them, as proxies with full power of substitution, to vote all shares of common stock of the Company of record in the name of the undersigned at the close of business on April 13, 2007 at the Annual Meeting of Stockholders.
The undersigned stockholder hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and Proxy Statement for the Annual Meeting to be held on June 7, 2007.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR PROPOSALS ONE, TWO AND THREE. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE WITH RESPECT TO SUCH OTHER MATTERS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

See reverse for voting instructions.

COMPANY #
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 6, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/iusa/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on June 6, 2007.

•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to InfoUSA, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. Election of directors (with terms expiring 2010): Nominees: 01 Bill L. Fairfield, 02 Anshoo S. Gupta, and 03 Elliot S. Kaplan.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. To approve the infoUSA Inc. 2007 Omnibus Incentive Plan.	☐ For	☐ Against	☐ Abstain

3. To ratify the selection of KPMG LLP, independent certified public accountants, as auditors of the Company for the fiscal year ending December 31, 2007.	☐ For	☐ Against	☐ Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date:

Signature(s) in Box
Please sign exactly as your name(s) appear on the proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.